EXHIBIT 16.1


                               MILLER AND CO. LLP
                           ACCOUNTANTS AND CONSULTANTS

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Tel: (310 576-6880          501 Santa Monica Boulevard           MEMBER OF
Fax: (310) 576-6881                 Second Floor           SEC PRACTICE SECTION
e-mail: millco@miller     Santa Monica, California 90401          OF THE
        andcollp.com                                      AMERICAN INSTITUTE OF
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                Established 1949


                                December 1, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Wade Cook Financial Corp.


We have read the statements that we understand that Wade Cook Financial Corp. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.


                                        Very truly yours,

                                        MILLER AND CO. LLP


                                        /s/ Jorge R. Fernandez
                                        Jorge R. Fernandez
                                        Partner